JAKROO INC.

5906 STONERIDGE MALL ROAD

PLEASANTON, CA 94588

NOTICE REGARDING

ACTIONS TAKEN BY WRITTEN CONSENT OF

THE MAJORITY STOCKHOLDER

IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This notice is being furnished to the stockholders of Jakroo Inc. (the “Company,” “we,” “us,” “our” or similar terminology) in connection with the action to be taken by us as a result of a written consent in lieu of a meeting of the Company’s Board of Directors (the “Board”) and a written consent in lieu of a meeting of the Company’s majority stockholder, each dated February 13, 2019, pursuant to Sections 78.315, 78.320 and 78.390 of the Nevada Revised Statutes (“NRS”).

This notice is being furnished to all holders (the “Stockholders”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to notify such Stockholders that, on February 13, 2019, the Board and Kustellar LLC, a company controlled by our Chief Executive Officer, President and Chairman of the Board holding approximately 81.5% of our outstanding Common Stock as of such date (the “Voting Stockholder”), approved an amendment to the Company’s 2016 Equity Incentive Plan (the “Plan”) to, among other aspects, increase the number of shares of Common stock reserved and available for issuance under the Plan (the “Corporate Action”) by written consent.

The ability to proceed without a special meeting of the Stockholders to approve, adopt and/or ratify the Corporate Action is authorized by Section 78.320 of the NRS, which provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action.

As of February 13, 2019, there were 31,777,110 shares of Common Stock issued and outstanding and entitled to notice of and to vote on all matters presented to stockholders. The required vote for approval of the Corporate Action was a majority of the issued and outstanding shares of Common Stock. The Voting Stockholder, as the holder of record of approximately 81.5% of the outstanding shares of our voting stock on such date, executed a written consent adopting and approving the Corporate Action. Because we have obtained sufficient Stockholder approval of the Corporate Action, no other consents or votes will be solicited in connection with this notice.

The Company does not have securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Act”) and therefore is not subject to the filing requirements related to proxy statements under Section 14 of the Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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DESCRIPTIONS OF STOCKHOLDER ACTION

Description of the Corporate Action

On February 13, 2019, the Board and the Voting Stockholder approved an amendment to the Plan to increase the number of shares of Common Stock authorized for issuance under the Plan to 15,000,000 shares of Common Stock, and also updating certain provisions of the Plan to account for recent regulatory developments (such amendment to the Plan, in the form attached hereto as Exhibit A, the “Plan Amendment”).

General

The Plan provides for grants of stock options to employees, directors and consultants of the Company. Prior to the Plan Amendment, the maximum number of shares of common stock reserved for the grant of awards under the Plan was approximately 3.7 million, subject to adjustment as provided by the Plan. The Plan is administered by the Compensation Committee of our Board or by the full Board, which may determine, among other things, the (a) terms and conditions of any option or stock purchase right granted, including the exercise price and the vesting schedule, (b) persons who are to receive options and (c) the number of shares to be subject to each option. As of February 13, 2019, 243,138 shares were available for future grants under the Plan. Upon the approval of the Plan Amendment, the maximum number of shares of Common Stock reserved for grant of awards under the Plan will be 15,000,000, 11,464,500 of which are available for future issuance.

Reasons for the Plan Amendment

The purpose of our Plan is to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial achievements. Our Board believes that the number of shares of Common Stock subject to the Plan remaining available is insufficient to achieve the purpose of the Plan. Therefore, our Board believes the Plan Amendment is necessary to allow flexibility in granting awards to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in us, which interest may be measured by reference to the value of our Common Stock.

Effects of the Plan Amendment

As a result of the Plan Amendment, there will be an increase in the total number of shares of Common Stock reserved for issuance under the Plan. This will provide the Board with the ability to grant more awards than are currently available under the Plan to eligible recipients including employees, directors, consultants and advisors. The issuance in the future of awards under the Plan consisting of full value awards and options to purchase shares of Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the holders of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock which may be issued as awards under the Plan may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Certificate of Incorporation or Bylaws. Holders of the Common Stock have no preemptive or other subscription rights.

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Securities Authorized for Issuance Under Equity Compensation Plans as of December 31, 2018

	Number of securities
	to be issued upon	Weighted-average	Number of
	exercise of	exercise price of	securities
	outstanding options,	outstanding options,	remaining available
Plan category	warrants and rights	warrants and rights	for future issuance

Equity compensation plans approved by security holders	3,535,500	$0.18	243,138
Total	3,535,500	0.18	243,138

Vote Required

The approval of the Plan Amendment requires the affirmative vote of the majority of shares of Common Stock cast on such proposal. Abstentions and broker non-votes have no direct effect on the outcome of this proposal. The Voting Stockholder, as the holder of record of approximately 81.5% of the outstanding shares of our voting stock as of February 13, 2019, approved and adopted the Plan Amendment.

Dissenters’ Rights of Appraisal

Under the NRS, Stockholders are not entitled to appraisal rights with respect to the Plan Amendment.

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Exhibit a

AMENDMENT NO. 1

TO

JAKROO INC.

2016 EQUITY INCENTIVE PLAN

Effective as of February 13, 2019

Pursuant to Section 14(a) of the 2016 Equity Inventive Plan (the “Plan”) of Jakroo Inc. (the “Company”), the Board of Directors of the Company has duly adopted a resolution, ratified by the majority of the stockholders of the Company, approving this Amendment No. 1 to the Plan to (i) increase the total number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) reserved and available for issuance under the Plan and (ii) update certain other section of the Plan based on recent regulatory developments. Effective as of the date first written above, the Plan is hereby amended as follows:

1.	The first sentence of Section 5(b) of the Plan is hereby amended and restated in its entirety, to read as follows:

(b) Subject to Sections 3, 11 and 12 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of Fifteen Million (15,000,000) Common Shares.

2.	Section 14(a) of the Plan is hereby amended and restated in its entirety, to read as follows:

(a) Amendment and Termination of this Plan. The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided, that (i) no amendment to the definition of Eligible Employee in Section 2, Section 5(b), or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); and, provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary.

Except as expressly amended herein, the Plan and all of the provisions contained therein shall remain in full force and effect as written.

A majority in voting interest of stockholders of the Company duly approved this Amendment No. 1 via written consent on February 13, 2019.

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The undersigned officer hereby certifies that the foregoing amendment to the Plan was duly adopted and approved by the Board and the Company’s stockholders effective as of the date first written above.

JAKROO INC.

By:	/s/ Weidong (Wayne) Du
Name:	Weidong (Wayne) Du
Title:	Chief Executive Officer and President

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